UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 12, 2015

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

TWENTY-FIRST CENTURY FOX, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company held its Annual Meeting of Stockholders on November 12, 2015. A brief description of the matters voted upon at the Annual Meeting and the results of the voting on such matters is set forth below.

Proposal 1: The following individuals were elected as directors:

Name	For	Against	Abstain	Broker Non-Votes
Delphine Arnault	611,190,617	71,247,254	622,804	20,782,380
James W. Breyer	677,319,552	5,118,096	623,027	20,782,380
Chase Carey	616,147,368	66,672,918	240,389	20,782,380
David F. DeVoe	612,806,602	70,012,596	241,477	20,782,380
Viet Dinh	675,766,741	7,046,016	247,918	20,782,380
Sir Roderick I. Eddington	676,878,806	5,942,540	239,329	20,782,380
James R. Murdoch	675,407,935	7,415,209	237,531	20,782,380
K. Rupert Murdoch	668,524,447	14,302,703	233,525	20,782,380
Lachlan K. Murdoch	668,583,795	14,240,140	236,740	20,782,380
Jacques Nasser	675,099,307	7,714,486	246,882	20,782,380
Robert S. Silberman	633,841,844	48,973,656	245,175	20,782,380
Tidjane Thiam	678,909,078	3,905,126	246,471	20,782,380
Jeffrey W. Ubben	680,441,976	2,124,876	493,823	20,782,380

Proposal 2: A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016 passed and was voted upon as follows:

For:	697,257,811
Against:	6,469,584
Abstain:	115,660

Proposal 3: A proposal to approve, on an advisory, nonbinding basis, executive compensation passed and was voted upon as follows:

For:	637,983,218
Against:	44,895,239
Abstain:	182,218
Broker Non-Votes:	20,782,380

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC. (REGISTRANT)

By:	/s/ Janet Nova
Janet Nova
Executive Vice President and Deputy Group General Counsel

Dated: November 12, 2015